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                                                                    EXHIBIT 9(b)

                TRANSFER AGENCY, DIVIDEND DISBURSING AGENCY AND
                     SHAREHOLDER SERVICING AGENCY AGREEMENT



         THIS AGREEMENT, made as of January 1, 1997 by and between MERRILL LYNCH INDEX FUNDS, INC., a Maryland corporation (the "Corporation"), on behalf of itself and each of its series listed on Exhibit A (each, a "Fund"), and Merrill Lynch Financial Data Services, Inc., a New Jersey corporation ("MLFDS").

                                  WITNESSETH:

         WHEREAS, the Corporation wishes to appoint MLFDS to be the Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Fund upon, and subject to, the terms and provisions of this Agreement, and MLFDS is desirous of accepting such appointment upon, and subject to, such terms and provisions;

         NOW, THEREFORE, in consideration of mutual covenants contained in this Agreement, the Corporation and MLFDS agree as follows:

         1. APPOINTMENT OF MLFDS AS TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND SHAREHOLDER SERVICING AGENT.

                 (a) The Corporation hereby appoints MLFDS to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Funds upon, and subject to, the terms and provisions of this Agreement.

                 (b) MLFDS hereby accepts the appointment as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Funds, and agrees to act as such upon, and subject to, the terms and provisions of this Agreement.

         2.  DEFINITIONS.

                 (a)  In this Agreement:

                        (I) The term "Act" means the Investment Company Act of 1940 as amended from time to time and any rule or regulation thereunder;

                        (II) The term "Account" means any account of a Shareholder, or, if the shares are held in an account in the name MLPF&S for benefit of an identified customer, such account, including a Plan Account, any account under a plan (by whatever name referred to in the Prospectus) pursuant to the Self-Employed Individuals Retirement Act of 1962 ("Keogh Act Plan")





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and any plan (by whatever name referred to in the Prospectus) in conjunction with Section 401 of the Internal Revenue Code ("Corporation Master Plan");

                        (III) The term "application" means an application made by a shareholder or prospective shareholder respecting the opening of an Account;

                        (IV) The term "MLFD" means Merrill Lynch Funds Distributor, Inc., a Delaware corporation;

                        (V) The term "MLPF&S" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation;

                        (VI) The term "Officer's Instruction" means an instruction in writing given on behalf of the Funds to MLFDS, and signed on behalf of the Funds by the President, any Vice President, the Secretary or the Treasurer of the Corporation;

                        (VII) The term "Plan Account" means an account opened by a Shareholder or prospective Shareholder in respect to an open account, monthly payment or withdrawal plan (in each case by whatever name referred to in the Prospectus), and may also include an account relating to any other plan if and when provision is made for such plan in the Prospectus;

                        (VIII) The term "Prospectus" means the Prospectus and the Statement of Additional Information of the relevant Fund as from time to time in effect;

                        (IX) The term "Shareholder" means a holder of record of shares;

                        (X) The term "Shares" means shares of stock of the Corporation irrespective of class or series.

         3. DUTIES OF MLFDS AS TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND SHAREHOLDER SERVICING AGENT.

                 (a) Subject to the succeeding provisions of the Agreement, MLFDS hereby agrees to perform the following functions as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Funds;

                         (I)  Issuing, transferring and redeeming Shares;

                        (II)  Opening, maintaining, servicing and closing
Accounts;

                        (III) Acting as agent for the Funds' Shareholders and/or customers of MLPF&S in connection with Plan Accounts, upon the terms and subject to the conditions contained in the Prospectus and application relating to the specific Plan Account;





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                        (IV)  Acting as agent of the Funds and/or MLPF&S,
maintaining such records as may permit the imposition of such contingent deferred sales charges as may be described in the Prospectus, including such reports as may be reasonably requested by the Corporation with respect to such Shares as may be subject to a contingent deferred sales charge;

                        (V) Upon the redemption of Shares subject to such a contingent deferred sales charge, calculating and deducting from the redemption proceeds thereof the amount of such charge in the manner set forth in the Prospectus. MLFDS shall pay, on behalf of MLFD, to MLPF&S such deducted contingent deferred sales charges imposed upon all Shares maintained in the name of MLPF&S, or maintained in the name of an account identified as a customer account of MLPF&S. Sales charges imposed upon any other Shares shall be paid by MLFDS to MLFD;

                        (VI) Exchanging the investment of an investor into, or from, the shares of other open-end investment companies or other series portfolios of the Corporation, if any, if and to the extent permitted by the Prospectus at the direction of such investor.

                        (VII)  Processing redemptions;

                        (VIII)  Examining and approving legal transfers;

                        (IX) Replacing lost, stolen or destroyed certificates representing Shares, in accordance with, and subject to, procedures and conditions adopted by the Funds;

                        (X) Furnishing such confirmations of transactions relating to their Shares as required by applicable law;

                        (XI) Acting as agent for the Corporation and/or MLPF&S, furnishing such appropriate periodic statements relating to Accounts, together with additional enclosures, including appropriate income tax information and income tax forms duly completed, as required by applicable law;

                        (XII) Acting as agent for the Corporation and/or MLPF&S, mailing annual, semi-annual and quarterly reports prepared by or on behalf of the Funds, and mailing new Prospectuses upon their issue to Shareholders as required by applicable law;

                        (XIII) Furnishing such periodic statements of transactions effected by MLFDS, reconciliations, balances and summaries as the Funds may reasonably request;

                        (XIV) Maintaining such books and records relating to transactions effected by MLFDS as are required by the Act, or by any other applicable provision of law, rule or regulation, to be maintained by the Corporation or its transfer agent with respect to such transactions, and preserving, or causing to be preserved, any such books and records for such periods as may be required by any such law, rule or regulation and as may be agreed upon from time to time between





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MLFDS and the Corporation.  In addition, MLFDS agrees to maintain and preserve master files and historical computer tapes on a daily basis in multiple separate locations a sufficient distance apart to insure preservation of at least one copy of such information;

                        (XV) Withholding taxes on non-resident alien Accounts, preparing and filing U.S. Treasury Department Form 1099 and other appropriate forms as required by applicable law with respect to dividends and distributions; and

                        (XVI) Reinvesting dividends for full and fractional Shares and disbursing cash dividends, as applicable.

                 (b) MLFDS agrees to act as proxy agent in connection with the holding of annual, if any, and special meetings of Shareholders, mailing such notices, proxies and proxy statements in connection with the holding of such meetings as may be required by applicable law, receiving and tabulating votes cast by proxy and communicating to the Corporation the results of such tabulation accompanied by appropriate certificates, and preparing and furnishing to the Corporation certified lists of Shareholders as of such date, in such form and containing such information as may be required by the Corporation.

                 (c) MLFDS agrees to deal with, and answer in a timely manner, all correspondence and inquiries relating to the functions of MLFDS under this Agreement with respect to Accounts.

                 (d) MLFDS agrees to furnish to the Corporation such information and at such intervals as is necessary for the Funds to comply with the registration and/or the reporting requirements (including applicable escheat laws) of the Securities and Exchange Commission, Blue Sky authorities or other governmental authorities.

                 (e) MLFDS agrees to provide to the Corporation such information as may reasonably be required to enable the Funds to reconcile the number of outstanding Shares between MLFDS's records and the account books of the Corporation.

                 (f) Notwithstanding anything in the foregoing provisions of this paragraph, MLFDS agrees to perform its functions thereunder subject to such modification (whether in respect of particular cases or in any particular class of cases) as may from time to time be contained in an Officer's Instruction.

         4.  COMPENSATION.

         The charges for services described in this Agreement, including "out-of-pocket" expenses, will be set forth in the Schedule of Fees attached hereto.





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         5.  RIGHT OF INSPECTION.

         MLFDS agrees that it will, in a timely manner, make available to, and permit, any officer, accountant, attorney or authorized agent of the Corporation to examine and make transcripts and copies (including photocopies and computer or other electronical information storage media and print-outs) of any and all of its books and records which relate to any transaction or function performed by MLFDS under or pursuant to this Agreement.

         6.  CONFIDENTIAL RELATIONSHIP.

         MLFDS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all information germane thereto, as confidential and not to be disclosed to any person (other than the Shareholder concerned, or the Corporation, or as may be disclosed in the examination of any books or records by any person lawfully entitled to examine the same) except as may be authorized by the Corporation by way of an Officer's Instruction.

         7.  INDEMNIFICATION.

         The Corporation shall indemnify and hold MLFDS harmless from any loss, costs, damage and reasonable expenses, including reasonable attorney's fees (provided that such attorney is appointed with the Corporation's consent, which consent shall not be unreasonably withheld) incurred by it resulting from any claim, demand, action or suit in connection with the performance of its duties hereunder, provided that this indemnification shall not apply to actions or omissions of MLFDS in cases of willful misconduct, failure to act in good faith or negligence by MLFDS, its officers, employees or agents, and further provided that prior to confessing any claim against it which may be subject to this indemnification, MLFDS shall give the Corporation reasonable opportunity to defend against said claim in its own name or in the name of MLFDS. An action taken by MLFDS upon any Officer's Instruction reasonably believed by it to have been properly executed shall not constitute willful misconduct, failure to act in good faith or negligence under this Agreement.

         8.  REGARDING MLFDS.

                 (a) MLFDS hereby agrees to hire, purchase, develop and maintain such dedicated personnel, facilities, equipment, software, resources and capabilities as may be reasonably determined by the Corporation to be necessary for the satisfactory performance of the duties and responsibilities of MLFDS. MLFDS warrants and represents that its officers and supervisory personnel charged with carrying out its functions as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Corporation possess the special skill and technical knowledge appropriate for that purpose. MLFDS shall at all times exercise due care and diligence in the performance of its functions as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Corporation. MLFDS agrees that, in determining whether it has exercised due care and diligence, its conduct shall be measured by the standard applicable to persons possessing such special skill and technical knowledge.





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                   MLFDS warrants and represents that it is duly authorized and permitted to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent under all applicable laws and that it will immediately notify the Corporation of any revocation of such authority or permission or of the commencement of any proceeding or other action which may lead to such revocation.

         9.  TERMINATION.

                (a) This Agreement shall become effective as of the date first above written and shall thereafter continue from year to year. This Agreement may be terminated by the Corporation or MLFDS (without penalty to the Corporation or MLFDS) provided that the terminating party gives the other party written notice of such termination at least sixty (60) days in advance, except that the Corporation may terminate this Agreement immediately upon written notice to MLFDS if the authority or permission of MLFDS to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent has been revoked or if any proceeding or other action which the Corporation reasonably believes will lead to such revocation has been commenced.

                (b) Upon termination of this Agreement, MLFDS shall deliver all unissued and canceled stock certificates representing Shares remaining in its possession, and all Shareholder records, books, stock ledgers, instruments and other documents (including computerized or other electronically stored information) made or accumulated in the performance of its duties as Transfer Agent, Disbursing Agent and Shareholder Servicing Agent for the Corporation along with a certified locator document clearly indicating the complete contents therein, to such successor as may be specified in a notice of termination or Officer's Instruction; and the Corporation assumes all responsibility for failure thereafter to produce any paper, record or document so delivered and identified in the locator document, if and when required to be produced.

         10.  AMENDMENT.

         Except to the extent that the performance by MLFDS or its functions under this Agreement may from time to time be modified by an Officer's Instruction, this Agreement may be amended or modified only by further written agreement between the parties.

         11.  GOVERNING LAW.

         This Agreement shall be governed by the laws of the State of New York.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers and their respective corporate seals hereunto duly affixed and attested, as of the day and year above written.



                        MERRILL LYNCH INDEX FUNDS, INC.


                        By:  /s/ Terry K. Glenn
                             --------------------------------
                                 Title: President


                        MERRILL LYNCH FINANCIAL DATA
                                  SERVICES, INC.


                        By:
                             --------------------------------





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                                Schedule of Fees


         The Fund will pay to MLFDS a fee of [      ] in addition
to reimbursement for out-of-pocket expenses incurred by MLFDS pursuant to this Agreement.





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                                                                       Exhibit A

              INDIVIDUAL SERIES OF MERRILL LYNCH INDEX FUNDS, INC.

Merrill Lynch S&P 500 Index Fund
Merrill Lynch Small Cap Index Fund
Merrill Lynch Aggregate Bond Index Fund
Merrill Lynch International Index Fund




Date: as of January 1, 1997





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